Exhibit 10.10

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                               EXECUTIVE AGREEMENT


     THIS AGREEMENT is made and entered into this ____ day of ______________, 2002, by and between Cherokee Bank, a bank organized and existing under the laws of the State of Georgia (hereinafter referred to as the "Bank"), and _________________, an Executive of the Bank (hereinafter referred to as the "Executive").

     WHEREAS, the Executive is now in the employ of the Bank and has for many years faithfully served the Bank. It is the consensus of the Board of Directors (hereinafter referred to as the "Board") that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Executive's continued services so essential to the Bank's future growth and profits, that it would suffer severe financial loss should the Executive terminate their services;

     ACCORDINGLY, the Board has adopted the Cherokee Bank Executive Supplemental Retirement Plan Executive Agreement (hereinafter referred to as the "Executive Plan") and it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon the Executive's retirement or to the Executive's beneficiary(ies) in the event of the Executive's death pursuant to the Executive Plan;

     FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

     NOW THEREFORE, in consideration of services the Executive has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Executive agree as follows:


I.     DEFINITIONS

     A.     Effective  Date:
            ---------------

            The Effective Date of the Executive Plan shall be November 30, 2001.

     B.     Plan  Year:

            Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

     C.     Retirement  Date:
            ----------------

            Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches age sixty-five
            (65)  or  such  later  date  as  the  Executive may actually retire.

     D.     Termination  of  Service:
            ------------------------

            Termination of Service shall mean the Executive's voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause, prior to the Normal Retirement Age (Subparagraph I [J]).

     E.     Pre-Retirement  Account:
            -----------------------

            A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to the Executive's Termination of Service or the Executive's retirement, whichever event shall first occur, such liability reserve account shall be increased or decreased each Plan Year, until the aforestated event occurs, by the Index Retirement Benefit (Subparagraph I [F]).

     F.     Index  Retirement  Benefit:
            --------------------------

            The Index Retirement Benefit for each Executive in the Executive Plan for each Plan Year shall be equal to the excess (if any) of the Index (Subparagraph I [G]) for that Plan Year over the Opportunity Cost (Subparagraph I [H]) for that Plan Year, divided by a factor equal to 1.06 minus the marginal tax rate.

     G.     Index:
            -----

            The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contract(s) were purchased on the Effective Date of the Executive Plan.

            Insurance  Company:
            Policy  Form:
            Policy  Name:
            Insured's  Age  and  Sex:
            Riders:
            Ratings:
            Option:
            Face  Amount:
            Premiums  Paid:
            Number  of  Premium  Payments:
            Assumed  Purchase  Date:

            If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were actually purchased shall be used in calculations under this Executive Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased or had not subsequently surrendered or lapsed. Said illustrations shall be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

            In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and the Executive's beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Executive Plan than that of an unsecured creditor of the Bank.

     H.     Opportunity  Cost:
            -----------------

            The Opportunity Cost for any Plan Year shall be calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of "Index" plus the amount of any after-tax benefits paid to the Executive pursuant to the Executive Plan (Paragraph II hereinafter) plus the amount of all previous years' after-tax Opportunity Cost, and multiplying that sum by the average after-tax yield of a one-year Treasury bill for the Plan Year.

     I.     Change  of  Control:
            -------------------

            Change of Control means the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the Effective Date of this Executive Plan. For the purposes of this Executive Plan, transfers made on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control.

     J.     Normal Retirement Age:
            ----------------------

            Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

II.     INDEX  BENEFITS

     A.     Retirement  Benefits:
            --------------------

            Subject to Subparagraph II (D) hereinafter, an Executive who remains in the employ of the Bank until the Normal Retirement Age (Subparagraph I [J]) shall be entitled to receive the balance in the Pre-Retirement Account in fifteen (15) equal annual installments commencing thirty (30) days following the Executive's retirement. In addition to these payments and commencing in conjunction therewith, the Index Retirement Benefit (Subparagraph I [F]) for each Plan Year subsequent to the Executive's retirement, and including the remaining portion of the Plan Year following said retirement, shall be paid to the Executive until the Executive's death.

     B.     Termination  of  Service:
            ------------------------

            Subject to Subparagraph II (D), should an Executive suffer a Termination of Service, the Executive shall be entitled to receive ten percent (10%) times the number of full years of employment with the Bank from the date of first employment with the Bank (to a maximum of 100%), times the balance in the Pre-Retirement Account payable to the Executive in fifteen (15) equal annual installments commencing thirty (30) days following the Executive's Normal Retirement Age (Subparagraph I [J]). In addition to these payments and commencing in conjunction therewith, ten percent (10%) times the number of full years of employment with the Bank from the date of first employment with the Bank (to a maximum of 100%), times the Index Retirement Benefit for each Plan Year subsequent to the year in which the Executive attains Normal Retirement Age, and including the remaining portion of the Plan Year in which the Executive attains Normal Retirement Age, shall be paid to the Executive until the Executive's death.

     C.     Death:
            -----

            Should the Executive die while there is a balance in the Executive's Pre-Retirement Account (Subparagraph I [E]), said unpaid balance of the Executive's Pre-Retirement Account shall be paid in a lump sum to the individual or individuals the Executive may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, the unpaid balance shall be paid as set forth herein to the duly qualified executor or administrator of the

            Executive's estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Executive.

     D.     Discharge  for  Cause:
            ---------------------

            Should the Executive be Discharged for Cause at any time, all benefits under this Executive Plan shall be forfeited. The term "for cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or
            (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Executive Plan.

     E.     Death  Benefit:
            --------------

            Except as set forth above, there is no death benefit provided under this Agreement.

     F.     Disability  Benefit:
            -------------------

            In the event the Executive becomes disabled prior to any Termination of Service, and the Executive's employment is terminated because of such disability, he shall immediately begin receiving the benefits in Subparagraph II (A) above. Such benefit shall begin without regard to the Executive's Normal Retirement Age and the Executive shall be one hundred percent (100%) vested in the entire benefit amount. If there is a dispute regarding whether the Executive is disabled, such dispute shall be resolved by a physician selected by the Bank and such resolution shall be binding upon all parties to this Agreement.

III.     DEFERRAL  BENEFITS

     A.     Deferral  Election:
            ------------------

            Any Executive wishing to defer any portion or all of the Executive's compensation may elect to defer up to twenty-five percent (25%) of compensation each year for a maximum of five (5) years. At the end of the five-year period, the Board shall have the option of extending the deferral period for any amount of time it shall deem to be appropriate. The Executive will make the election to defer by filing with the Bank a written statement setting forth the amount of the deferrals and the Executive's election of payment as set forth in Subparagraph III (C) hereinafter. This statement must be filed prior to having earned the deferred income.

     B.     Deferred  Compensation  Account:
            -------------------------------

            The Bank shall establish a Deferred Compensation Account in the name of the Executive and credit that account with the deferrals. The Bank shall also credit interest to the Deferred Compensation Account balance on December 31st of each year. The interest rate credited shall be one hundred percent (100%) of the yield of a one-year Treasury bill as of the crediting date.

     C.     Retirement,  Termination  of  Service  or  Death:
            ------------------------------------------------

            Upon the Executive's Retirement Date or Termination of Service (Subparagraphs I [C] and [D] hereinabove), the balance of the Executive's Deferred Compensation Account shall be payable as elected by the Executive one (1) year prior to receiving said benefit payable to the Executive thirty (30) days following said event. If the Executive fails to make said payment election, then the Executive shall be paid in ten (10) equal annual installments as set forth herein. Should the Executive die while there is a balance in the Executive's Deferred Compensation Account, such balance shall be paid pursuant to Subparagraph II (C) hereinabove.

IV.   RESTRICTIONS  UPON  FUNDING

      The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

      The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

      If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.    CHANGE  OF  CONTROL

      Upon a Change of Control (Subparagraph I [I]), if the Executive subsequently suffers a Termination of Service (Subparagraph I [D]), then the Executive shall receive the benefits promised in this Executive Plan upon attaining Normal Retirement Age, as if the Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Executive Plan. In addition, no sale, merger, or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Executive Plan and agrees to abide by its terms.

VI.   MISCELLANEOUS

     A.     Alienability  and  Assignment  Prohibition:
            ------------------------------------------

            Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.     Binding  Obligation  of  the  Bank  and  any  Successor in Interest:
            -------------------------------------------------------------------

            The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.     Amendment  or  Revocation:
            -------------------------

            It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

     D.     Gender:
            ------

            Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.     Effect  on  Other  Bank  Benefit  Plans:
            ---------------------------------------

            Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.     Headings:
            --------

            Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

     G.     Applicable  Law:
            ---------------

            The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

     H.     12  U.S.C.  Sec.  1828(k):
            -------------------------

            Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Sec. 1828(k) or any regulations promulgated thereunder.

     I.     Partial  Invalidity:
            -------------------

            If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

     J.     Employment:
            ----------

            No provision of this Executive Plan shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the

            Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever the Executive's employment at any time.

VII.     ERISA  PROVISION

     A.     Named  Fiduciary  and  Plan  Administrator:
            ------------------------------------------

            The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be Cherokee Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.     Claims  Procedure  and  Arbitration:
            -----------------------------------

            In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive's beneficiary(ies) in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

            If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

            If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

            Where a dispute arises as to the Bank's discharge of the Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

VIII. TERMINATION  OR  MODIFICATION  OF  AGREEMENT  BY  REASON
      OF  CHANGES  IN  THE  LAW,  RULES  OR  REGULATIONS

      The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly; provided, however, that the Executive shall be entitled to receive at least his/her Executive's Deferred Compensation Account including interest earned. Upon a Change of Control (Subparagraph I [I]), this paragraph shall become null and void effective immediately upon said Change of Control.


IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

     CHEROKEE  BANK
                              Canton,  Georgia





____________________________  By:  ____________________________
Witness                                                  Title



____________________________       ____________________________
Witness                            Insured

                          BENEFICIARY DESIGNATION FORM
                         FOR THE EXECUTIVE SUPPLEMENTAL
                            RETIREMENT PLAN AGREEMENT


PRIMARY  DESIGNATION:

     Name                    Address               Relationship
     ----                    -------               ------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


SECONDARY  (CONTINGENT)  DESIGNATION:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


All sums payable under the Executive Supplemental Retirement Plan Executive Agreement by reason of my death shall be paid to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.



____________________________       ____________________________
Participant                        Date

                              DEFERRAL DECLARATION


I.    AUTHORIZATION  AND  AMOUNT  OF  DEFERRAL

      The undersigned ____________________, an Executive of Cherokee Bank hereby elects to defer ___________ ($ or percent) of the Executive's income for the year ______ and all subsequent years thereafter pursuant to the Executive Supplemental Retirement Plan Executive Agreement effective the ______ day of ___________, _____ unless modified by the Executive accordingly. The undersigned is a party to the above referenced agreement.

II.   DISTRIBUTION  ELECTION

      Pursuant to the Provisions of my Executive Supplemental Retirement Plan Executive Agreement with Cherokee Bank, I hereby elect to have any distribution of the balance in my Deferral Account paid to me in installments as designated below:

      ______      Lump  sum.

      ______ Five (5) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

      ______ Ten (10) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

      ______ Fifteen (15) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

      ______ The aforestated length of time for payments in monthly installments.


Date: ___________               Participant: ______________________________